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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 19, 1996 for the Businesses of Tenneco Energy, included in the Current Report of El Paso Natural Gas Company on Form 8-K/A dated January 21, 1997, into the following Registration Statements previously filed with the Securities and Exchange Commission:


                                        Description of Registration/
Registration No.   Form                     Securities Registered
----------------   ----                 ---------------------------

333-14617          S-3         $800,000,000 aggregate principal amount of Debt
33-55153                       Securities, shares of Preferred Stock and
33-44327                       shares of Common Stock of El Paso Natural Gas
                               Company offered pursuant to Rule 415 of the
                               General Rules and Regulations under the
                               Securities Act of 1933, as amended.

33-49956           S-8         El Paso Natural Gas Company Retirement Savings
                               Plan, contributions thereunder, and Common Stock
                               of El Paso Natural Gas Company offered
                               thereunder.


33-46519           S-8         Omnibus Compensation Plan Stock Option Plan for
                               Non-Employee Directors, contributions thereunder,
                               and Common Stock of El Paso Natural Gas Company
                               offered thereunder.


33-57553           S-8         1995 Omnibus Compensation Plan, 1995 Incentive
                               Compensation Plan and 1995 Compensation Plan for
                               Non-Employee Directors, contributions thereunder,
                               and Common Stock of El Paso Natural Gas Company
                               offered thereunder.

33-51851           S-8         Omnibus Plan for Management Employees,
                               contributions thereunder, and Common Stock of El
                               Paso Natural Gas Company offered thereunder.




Houston, Texas                         ARTHUR ANDERSEN LLP

January 21, 1997